                                                       EXHIBIT 7.2



                            AGREEMENT OF JOINT FILING


     Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission, Amendment No. 1 to the Statement on Schedule 13D (the "Statement") to which this Agreement of Joint Filing is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement of Joint Filing.



Dated: February 18, 1999          LARRY A. PLATZ


                                  /s/ Larry A. Platz
                                  -------------------------
                                  Larry A. Platz



                                  THE LARRY A. PLATZ TRUST



                                  By: /s/ Larry A. Platz
                                      -------------------------
                                      Larry A. Platz
                                      Trustee